UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 22, 2022

PHATHOM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39094	82-4151574
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Campus Drive, Suite 102

Florham Park, New Jersey 07932

(Address of principal executive offices) (Zip Code)

(877) 742-8466

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHAT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, the board of directors (the “Board”) of Phathom Pharmaceuticals, Inc. (the “Company”) appointed James Topper, M.D., Ph.D. to the Board as a Class III director, effective immediately, with an initial term expiring at the 2025 annual meeting of stockholders of the Company. Dr. Topper will serve on the nominating and corporate governance committee of the Board.

Dr. Topper previously served as a member of our board of directors from January 2018 to May 2021. Since 2005, Dr. Topper has also served as the Managing General Partner at Frazier Life Sciences, or Frazier, a venture capital firm, with whom he served as a Partner from 2003 to 2005. Prior to that, from 2002 to 2003, Dr. Topper served as head of the Cardiovascular Research and Development Division at Millennium Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Topper currently serves as a member of the board of directors of the following publicly-traded companies: Alpine lmmune Sciences, Inc., a biotechnology company, since June 2016, AnaptysBio, Inc., a biotechnology company since 2007, and Frazier Lifesciences Acquisition Corporation since December 2020. Dr. Topper received a B.S. in Biology from the University of Michigan and an M.D. and a Ph.D. in Biophysics from the Stanford University School of Medicine. He did his postgraduate training in internal medicine and cardiovascular disease at the Brigham and Women’s Hospital in Boston and was board certified in both disciplines. Dr. Topper’s extensive service as a director of other biopharmaceutical companies contributed to our board of directors’ conclusion that he should serve as a director of our company.

In connection with his appointment to the Board, Dr. Topper received an option to purchase 20,000 shares of common stock of the Company, in accordance with the Company’s Non-Employee Director Compensation Program. The option award will have a term of ten years from the date of grant and will vest and become exercisable over three years, subject to Dr. Topper’s continued service on the Board through the applicable vesting date. Dr. Topper will also receive cash compensation for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Program. Dr. Topper will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 10.11 to the Company’s Registration Statement on Form S-1, initially filed with the Securities and Exchange Commission on September 30, 2019.

There are no arrangements or understandings between Dr. Topper and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Dr. Topper and the Company. The Board has determined that Dr. Topper meets the applicable independence requirements of the Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHATHOM PHARMACEUTICALS, INC.

Date: September 26, 2022	By:	/s/ Larry Miller
Larry Miller
General Counsel and Secretary